EXHIBIT 99.2


                         Report of Independent Auditors

Board of Directors and Stockholder
Equitable Life Insurance Company of Iowa

We have audited the accompanying statutory basis balance sheets of Ameribest Life Insurance Company ("the Company," which, effective January 1, 2003, merged into an affiliate, Equitable Life Insurance Company of Iowa, a wholly owned subsidiary of ING America Insurance Holdings, Inc.) as of December 31, 2002 and 2001, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Office of Commissioner of Insurance of the State of Georgia (Georgia Insurance Department), which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of Ameribest Life Insurance Company at December 31, 2002 and 2001 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ameribest Life Insurance Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Georgia Insurance Department.

As discussed in Note 3 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the Georgia Insurance Department.


                                                           /s/ Ernst & Young LLP


April 25, 2003

                        Ameribest Life Insurance Company
                        Balance Sheets - Statutory Basis
--------------------------------------------------------------------------------

                                                                                            December 31
                                                                                       2002             2001
                                                                                  ---------------  --------------
                                                                                          (In Thousands)


     Admitted assets
       Cash and invested assets:
         Bonds                                                                    $      281,391   $     259,073
         Mortgage loans                                                                    4,644           4,761
         Policy loans                                                                          -              10
         Other invested assets                                                                 3              87
         Cash and short-term investments                                                    ,900          17,812
                                                                                  ---------------  ---------------
     Total cash and invested assets                                                      288,938          281,743

     Accrued investment income                                                             3,677            3,561
     Indebtedness from related parties                                                     1,263              105
     Federal  income tax including  net admitted deferred
       tax asset for 2002 - $571; 2001 - $409                                              3,381              572
     Other assets                                                                              -               28
                                                                                  ---------------  ---------------
     Total admitted assets                                                        $      297,259   $      286,009
                                                                                  ===============  ===============

                        Ameribest Life Insurance Company
                  Balance Sheets - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                             December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands,
                                                                                       except share amounts)


     Liabilities and capital and surplus
     Liabilities:
       Policy and contract liabilities:
         Life and annuity reserves                                                $      279,079   $      264,158
         Deposit type contracts                                                              905              121
                                                                                  ---------------  ---------------
     Total policy and contract liabilities                                               279,984          264,279

        Interest maintenance reserve                                                       1,899            2,400
        Accounts payable and accrued expenses                                                146            1,324
        Indebtedness to related parties                                                       65              367
        Asset valuation reserve                                                              385              733
        Other liabilities                                                                     12                -
                                                                                  ---------------  ---------------
     Total liabilities                                                                   282,491          269,103

     Capital and surplus:
       Common stock: authorized - 3,000,000 shares of
       $1.50 par value; 1,666,667 shares issued and outstanding                            2,500            2,500
       Additional paid-in capital                                                         18,808           18,808
       Unassigned deficit                                                                 (6,540)          (4,402)
                                                                                  ---------------  ---------------
     Total capital and surplus                                                            14,768           16,906
                                                                                  ---------------  ---------------
     Total liabilities and capital and surplus                                    $      297,259   $      286,009
                                                                                  ===============  ===============


     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
                  Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)

     Premiums and other revenues:
       Life, annuity, and accident and health premiums                            $        7,643   $       72,077
       Net investment income                                                              19,043           19,930
       Amortization of interest maintenance reserve                                          640              206
       Commissions, expense allowances and reserve adjustments
        on reinsurance ceded                                                                 259            1,757
                                                                                  ---------------  ---------------
     Total premiums and other revenues                                                    27,585           93,970

     Benefits paid or provided:
       Annuity benefits                                                                    5,440            3,452
       Surrender benefits                                                                  7,880            6,391
       Interest on policy or contract funds                                                  (18)              (3)
       Increase in life, annuity, and accident and health reserves                        14,921           76,332
                                                                                  ---------------  ---------------
     Total benefits paid or provided                                                      28,223           86,172

     Insurance expenses:
       Commissions                                                                           691            3,738
       General expenses                                                                      348            2,038
       Insurance taxes, licenses and fees, excluding federal
         income taxes                                                                         23              183
                                                                                  ---------------  ---------------
     Total insurance expenses                                                              1,062            5,959
                                                                                  ---------------  ---------------
     (Loss) gain from operations before federal income taxes
       and net realized capital losses                                                    (1,700)           1,839
     Federal income tax benefit                                                             (905)               -
                                                                                  ---------------  ---------------
     (Loss) gain from operations before net realized capital losses                         (795)           1,839
     Net realized capital (losses) gains net of income taxes 2002 -
       $(258); 2001 - $ (729) and excluding net transfers to the
       interest maintenance reserve 2002- $(138); 2001- $(2,925)                          (1,856)             846
                                                                                  ---------------  ---------------
     Net income                                                                   $       (2,651)  $        2,685
                                                                                  ===============  ===============

     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Common stock:
       Balance at beginning and end of year                                       $        2,500   $        2,500
                                                                                  ---------------  ---------------
     Paid-in and contributed surplus:
       Balance at beginning and end of year                                               18,808           18,808
                                                                                  ---------------  ---------------
     Unassigned deficit:
       Balance at beginning of year                                                       (4,402)          (7,421)
       Net income                                                                         (2,651)           2,685
       Change in nonadmitted assets                                                         (419)           2,630
       Change in asset valuation reserve                                                     348             (459)
       Change in net deferred income tax                                                     584           (1,418)
       Change in accounting principle, net of tax                                              -              215
       Other                                                                                   -             (634)
                                                                                  ---------------  ---------------
       Balance at end of year                                                             (6,540)          (4,402)
                                                                                  ---------------  ---------------
     Total capital and surplus                                                    $       14,768   $       16,906
                                                                                  ===============  ===============


     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
                   Statements of Cash Flows - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Operations
     Premiums, policy proceeds, and other considerations received,
       net of reinsurance paid                                                    $        7,643   $       72,076
     Net investment income received                                                       19,205           19,249
     Commission and expense allowances received on reinsurance ceded                         260            1,757
     Benefits paid                                                                       (12,488)          (9,843)
     Insurance expenses paid                                                              (1,131)          (5,995)
     Federal income taxes paid                                                            (2,000)            (163)
     Other revenues in excess of (expenses) other                                             28              (28)
                                                                                  ---------------  ---------------
     Net cash provided by operations                                                      11,517           77,053

     Investments
     Proceeds from sales, maturities, or repayments of investments:
       Bonds                                                                             154,954          223,743
       Mortgage Loans                                                                        116              994
       Miscellaneous proceeds                                                                 87              (47)
       Net tax on capital gains                                                                -             (729)
                                                                                  ---------------  ---------------
     Net proceeds from sales, maturities, or
       repayments of investments                                                         155,157          223,961

     Cost of investments acquired:
       Bonds                                                                             179,003          280,372
       Mortgage loans                                                                          -            5,754
       Miscellaneous applications (receipts)                                                  32                -
                                                                                  ---------------  ---------------
     Total cost of investments acquired                                                  179,035          286,126

     Net decrease (increase) in policy loans                                                  10              (10)
                                                                                  ---------------  ---------------
     Net cash used in investment activities                                              (23,868)         (62,175)


                        Ameribest Life Insurance Company
             Statements of Cash Flows - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                       Year ended December 31
                                                                                        2002            2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)



     Financing and miscellaneous activities
     Cash provided:
       Capital and surplus paid-in                                                $            -   $          215
       Borrowed money                                                                        817              124
       Other sources                                                                      (3,378)         (11,210)
                                                                                  ---------------  ---------------
     Net cash used in financing and miscellaneous activities                              (2,561)         (10,871)
                                                                                  ---------------  ---------------
     Net (decrease) increase in cash and short-term investments                          (14,912)           4,007
     Cash and short-term investments:
       Beginning of year                                                                  17,812           13,805
                                                                                  ---------------  ---------------
       End of year                                                                $        2,900   $       17,812
                                                                                  ===============  ===============


     See accompanying notes - statutory basis.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     Ameribest Life Insurance Company (the Company) is domiciled in Georgia. Effective January 1, 2003, the Company merged into an affiliate, Equitable Life Insurance Company of Iowa, a wholly owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). The Company offers fixed annuity products. Operations are conducted in the United States and the Company is presently licensed in 46 states.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Office of Commissioner of Insurance of the State of Georgia (Georgia Insurance Department), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale.
     Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     The Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e. undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are reevaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus. Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve ("IMR") in the accompanying balance sheets.

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Deferred Income Taxes Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Bonds,   preferred  stocks,  common  stocks,   short-term  investments  and
     derivative instruments are stated at values prescribed by the NAIC, as follows:

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amount due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

          In addition, the Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

          When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Policy loans are reported at unpaid principal balances.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Realized capital gains and losses are determined using the specific identification basis.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 3.00% to 7.50%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating.

     For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                             December 31
                                                                                       2002              2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Deferred federal income taxes                                                $        3,098   $        2,676
     Agents' debit balances                                                                   14               17
                                                                                  ---------------  ---------------
     Total nonadmitted assets                                                     $        3,112   $        2,693
                                                                                  ===============  ===============

     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

     Claims and Claims Adjustment Expenses

     Claims expenses represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2002. The Company does not discount claims and claims adjustment expense reserves. Such estimates are based on actuarial projections applied to historical claims payment data. Such liabilities are considered to be reasonable and adequate to discharge the Company's obligations for claims incurred but unpaid as of December 31, 2002.

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed $13,825,000 and repaid $13,825,000 in 2002, borrowed $27,000,000 and repaid $27,000,000 during 2001. These borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $2,000 and $8,000 during 2002 and 2001, respectively.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2002 financial statement presentation.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Georgia Insurance Department. The Georgia Insurance Department recognizes only statutory accounting practices prescribed or permitted by the State of Georgia for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency in under the Georgia Insurance Laws. The National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the state of Georgia. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Georgia Department of Insurance. As of December 31, 2002 and 2001, the Company had no such permitted accounting practices.


3.   Accounting Changes

     The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Georgia. Effective January 1, 2001, the Georgia Insurance Department required that insurance companies domiciled in the State of Georgia prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual subject to any deviations prescribed or permitted by the State of Georgia insurance commissioner.

     Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned deficit in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

     As a result of these changes, the Company reported a change of accounting principle, as an adjustment that decreased unassigned deficit, by $215,000 as of January 1, 2001.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:

                                                                                                 Gross       Gross
                                                                                   Amortized  Unrealized  Unrealized     Fair
                                                                                     Cost        Gains      Losses       Value
                                                                                  ----------  ----------  ----------  ----------
                                                                                                   (In Thousands)


     At December 31, 2002:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $  16,917   $     974   $       -   $  17,891
     Public utilities securities                                                     28,304       1,532          41      29,795
     Corporate securities                                                           184,124      12,389         380     196,133
     Other structured securities                                                     15,468         767           -      16,235
     Commercial mortgage-backed securities                                           36,578       3,386           -      39,964
                                                                                  ----------  ----------  ----------  ----------
     Total fixed maturities                                                       $ 281,391   $  19,048   $     421   $ 300,018
                                                                                  ==========  ==========  ==========  ==========

     At December 31, 2001:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $  11,087   $     456   $      70   $  11,473
     Public utilities securities                                                     10,289         621           -      10,910
     Corporate securities                                                           188,501       5,664       2,305     191,860
     Other structured securities                                                     23,980         800           -      24,780
     Commercial mortgage-backed securities                                           25,216       1,054           -      26,270
                                                                                  ----------  ----------  ----------  ----------
     Total fixed maturities                                                       $ 259,073   $   8,595   $   2,375   $ 265,293
                                                                                  ==========  ==========  ==========  ==========

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The amortized cost and fair value of investments in bonds at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                     Amortized         Fair
                                                                                        Cost           Value
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     December 31, 2002
     Maturity:
       Due in 1 year or less                                                      $            -   $            -
       Due after 1 year through 5 years                                                  118,229          125,133
       Due after 5 years through 10 years                                                 96,562          102,989
       Due after 10 years                                                                 14,554           15,697
                                                                                  ---------------  ---------------
                                                                                         229,345          243,819
     Mortgage-backed securities                                                                -                -
     Other structured securities                                                          15,468           16,235
     Commercial mortgage-backed securities                                                36,578           39,964
                                                                                  ---------------  ---------------
     Total                                                                        $      281,391   $      300,018
                                                                                  ===============  ===============

     At December 31, 2002, investments in certificates of deposit and bonds, with an admitted asset value of $6,802,000 were on deposit with state insurance departments to satisfy regulatory requirements.

     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $140,855,000 and $205,473,000 in 2002 and 2001, respectively. Gross gains of $2,693,000 and $6,015,000 and gross losses of $3,959,000 and $1,515,000 during 2002 and 2001, respectively, were realized on those sales. A portion of the gains realized in 2002 and 2001 has been deferred to future periods in the interest maintenance reserve.

     Major categories of net investment income are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------- ---------------
                                                                                         (In Thousands)


     Income:
       Bonds                                                                      $       19,304   $      19,813
       Mortgage loans                                                                        356             409
       Other                                                                                 119             378
                                                                                  ---------------  --------------
     Total investment income                                                              19,779          20,600
     Investment expenses                                                                    (736)           (670)
                                                                                  ---------------  --------------
     Net investment income                                                        $       19,043   $      19,930
                                                                                  ===============  ==============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Investment Purchase Commitments                                              $            -   $       10,000


     There were no new loans during 2002. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings. As of December 31, 2002, the Company held no mortgages with interest more than 180 days overdue.


5.   Concentrations of Credit Risk

     The Company held less-than-investment-grade bonds with an aggregate book value of $240,000 and $11,537,000 and with an aggregate market value of $240,000 and $11,432,000 at December 31, 2002 and 2001, respectively. Those holdings amounted to 0.1% of the Company's investments in bonds and 0.1% of total admitted assets at December 31, 2002. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $5,000,000 and $17,903,000 with an aggregate NAIC market value of $5,195,000 and $17,782,000 at December 31, 2002 and 2001, respectively. The carrying value of these holdings amounted to 1.8% of the Company's investment in bonds and 1.7% of the Company's total admitted assets at December 31, 2002.

     At December 31, 2002, the Company's commercial mortgages involved a concentration of properties located in California (59.4%) and Arizona (40.6%). The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $1,887,000.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

6.   Annuity Reserves

     At December 31, 2002 and 2001, the Company's annuity reserves, including deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:

                                                                                         December 31, 2002
                                                                                       Amount          Percent
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $      275,105         92.4%
       At book value less surrender charge                                                17,936          6.0
                                                                                  ---------------  ---------------
     Subtotal                                                                            293,041         98.4
     Subject to discretionary withdrawal (without adjustment)
       at book value with minimal or no charge or adjustment                                   -            -
     Not subject to discretionary withdrawal                                               4,879          1.6
                                                                                  ---------------  ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance              297,920        100.0%
                                                                                                   ===============
     Less reinsurance ceded                                                               17,936
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $      279,984
                                                                                  ===============

                                                                                         December 31, 2001
                                                                                       Amount          Percent
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $      261,524         92.4%
       At book value less surrender charge                                                18,699          6.6
                                                                                  ---------------  ---------------
     Subtotal                                                                     $      280,223         99.0
     Subject to discretionary withdrawal (without adjustment)
       at book value with minimal or no charge or adjustment                                   -            -
     Not subject to discretionary withdrawal                                               2,755          1.0
                                                                                  ---------------  ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance              282,978        100.0%
                                                                                                   ===============
     Less reinsurance ceded                                                               18,699
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $      264,279
                                                                                  ===============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

7.   Reinsurance

     The Company is involved in ceded reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. The Company remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:

                                                                                          December 31, 2002
                                                                                       Amount           Percent
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Premiums                                                                     $          390   $       11,440
     Benefits paid or provided                                                               660              192
     Policy and contract liabilities at year end                                          17,943           18,705



8.   Federal Income Taxes

     The Company files a separate federal income tax return.

     The components of the net deferred tax asset (liability) at December 31 are as follows:

                                                                                        2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Total gross deferred tax assets                                              $        3,801   $        3,085
     Total deferred tax liabilities                                                         (132)               -
                                                                                  ---------------  ---------------
     Net deferred tax asset                                                                3,669            3,085
     Deferred tax asset nonadmitted                                                       (3,098)          (2,676)
                                                                                  ---------------  ---------------
     Net admitted deferred tax asset                                              $          571   $          409
                                                                                  ===============  ===============
     (Increase) decrease in nonadmitted asset                                     $         (422)  $       (1,827)
                                                                                  ===============  ===============

     Significant components of income taxes incurred as of December 31 are:

                                                                                        2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Current income taxes incurred consist of the following major components:

     Federal taxes on operations                                                  $         (905)  $          810
     Operations loss carryovers utilized                                                       -             (810)
     Federal tax on capital gains                                                            258            1,575
     Capital loss carryovers utilized                                                          -             (846)
                                                                                  ---------------  ---------------
     Total current taxes incurred                                                 $         (647)  $          729
                                                                                  ===============  ===============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Federal Income Taxes (continued)

     The main components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                             December 31
                                                                                        2002             2001
                                                                                  ---------------  ---------------
                                                                                           (In Thousands)


     Deferred tax assets resulting from book/tax differences in:
       Deferred acquisition costs                                                 $          919   $          963
       Insurance reserves                                                                  1,822            1,161
       Goodwill                                                                              880              961
       Operations loss carry forward                                                         165                -
       Other                                                                                  15                -
                                                                                  ---------------  ---------------
       Total deferred tax assets                                                           3,801            3,085

     Deferred tax assets nonadmitted                                                      (3,098)          (2,676)
                                                                                  ---------------  ---------------
     Admitted deferred tax assets                                                 $          703   $          409
                                                                                  ---------------  ---------------
     Deferred tax liabilities resulting from book/tax differences in:
       Other                                                                      $          132   $            -
                                                                                  ---------------  ---------------
       Total deferred tax liabilities                                                        132                -
                                                                                  ---------------  ---------------
     Net admitted deferred tax asset                                              $          571   $          409
                                                                                  ===============  ===============

     The change in net deferred income taxes is comprised of the following:

                                                                                                    December 31
                                                                                       2002             2001            Change
                                                                                  ---------------  ---------------  ---------------
                                                                                                    (In Thousands)


     Total deferred tax assets                                                    $        3,801   $        3,085   $          716
     Total deferred tax liabilities                                                         (132)               -             (132)
                                                                                  ---------------  ---------------  ---------------
     Net deferred tax asset (liability)                                           $        3,669   $        3,085   $          584
                                                                                  ===============  ===============
     Tax effect of items in surplus:
       Nonadmitted assets                                                                                                       (5)
                                                                                                                    ---------------
     Change in net deferred income tax                                                                              $          579
                                                                                                                    ===============

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Federal Income Taxes (continued)

     The provision for federal income taxes expense and change in deferred taxes differs from the amount obtained by applying the statutory Federal income tax rate to income (including capital losses) before income taxes for the following reasons:



                                                                                     Year Ended
                                                                                  December 31, 2002
                                                                                  -----------------
                                                                                   (In Thousands)


     Ordinary income                                                              $         (1,700)
     Capital gains (losses)                                                                 (1,460)
                                                                                  -----------------
     Total pre-tax book income                                                    $         (3,160)
                                                                                  =================

     Provisions computed at statutory rate                                        $         (1,106)
     Interest maintenance reserve                                                             (224)
     Nondeductible general expense                                                              82
     Other                                                                                      22
                                                                                  -----------------
     Total                                                                        $         (1,226)
                                                                                  =================

     Federal income taxes incurred                                                $           (647)
     Change in net deferred income taxes                                                      (579)
                                                                                  -----------------
     Total statutory income taxes                                                 $         (1,226)
                                                                                  =================

     The Company has a recoverable of $2,810,000 at December 31, 2002 and $163,000 at December 31, 2001 from the United States Treasury for federal income taxes.

     The Company has operating loss carryforwards of $473,000 that expire in 2017.


9.   Capital and Surplus

     Under Georgia insurance regulations, the Company is required to maintain a minimum total capital and surplus of $3,000,000. Additionally, the amount of dividends that can be paid by the Company to its stockholder without prior approval of the Georgia Insurance Department is limited to the greater of 10% of statutory surplus or statutory net gain from operations.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Fair Values of Financial Instruments

     In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the financial instrument. Accordingly, the aggregate fair value amounts presented herein do not represent the underlying value of the Company.

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:

                                                                                                    December 31
                                                                                           2002                      2001
                                                                                  ------------------------  ------------------------
                                                                                    Carrying       Fair       Carrying       Fair
                                                                                     Amount        Value       Amount        Value
                                                                                  -----------  -----------  -----------  -----------
                                                                                                    (In Thousands)


       Assets:
         Bonds                                                                    $  281,391   $  300,018   $  259,073   $  265,293
         Mortgage loans                                                                4,644        5,329        4,761        4,950
         Policy loans                                                                      -            -           10           10
         Short-term investments                                                        2,850        2,850            -            -
         Cash                                                                             50           50       17,812       17,812
         Indebtedness from related parties                                             1,263        1,263          105          105
         Receivable for securities                                                         3            3           87           87

       Liabilities:
         Individual and group annuities                                              279,079      257,978      264,158      243,639
         Deposit type contract                                                           905          971          121          130
         Indebtedness to related parties                                                  65           65          367          367


                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Fair Values of Financial Instruments (continued)

     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

     Cash and short-term investments: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

     Fixed maturities and equity securities: The fair values for bonds, preferred stocks and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 0% and 15% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office.

     Market value as determined by the NAIC as of December 31, 2002 and 2001 is $286,211,000 and $264,074,000 respectively.

     Mortgage loans: Estimated market values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

     Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

     The carrying value of all other financial instruments approximates their fair value.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Commitments and Contingencies

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

12.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2003, the Company can borrow up to $10,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $677 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "Bank"). Under this agreement, the Company can borrow up to $5,000,000 from the Bank. Interest on any of the Company borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $0 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

13.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING US life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $723,000 and $643,000 for the year ended December 2002 and 2001, respectively.

                        Ameribest Life Insurance Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

13.  Related Party Transactions (continued)

     Affiliates (continued)

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received (paid) under these agreements were ($263,000) and $1,807,000 for the year ended December 31, 2002 and 2001, respectively.

     Reciprocal Loan Agreement: The Company has entered into a reciprocal or revolving loan agreement with ING AIH, a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires December 31, 2008, the Company can borrow up to $1,400,000 from ING AIH. Interest on any borrowing is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Under this agreement, the company incurred interest expense of $1,274 for the year ended December 31, 2002. At December 31, 2002, the company had $0 payable to ING AIH.

14.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The Company has estimated this liability to be $29,000 and $100,000 as of December 31, 2002 and 2001, respectively and has recorded a reserve. The Company has also recorded an asset of $0 and $28,000 as of December 31, 2002 and 2001, respectively, for future credits to premium taxes for assessments already paid.

15.  Regulatory Risk-Based Capital

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2002, the Company meets the RBC requirements.